UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2015 (April 7, 2015)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in Item 5.07 of this Current Report on Form 8-K, at a special meeting of stockholders of Nanosphere, Inc. (the “Company”) held on April 7, 2015, (the “Special Meeting”), the Company’s stockholders, by an affirmative vote of at least a majority of the Company’s issued and outstanding shares of capital stock, approved a proposal authorizing the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), at any whole number ratio not less than 15-to-1 and not greater than 25-to-1 (the “Reverse Stock Split”).

The Board of Directors approved the Reverse Stock Split with a ratio of 20-to-1, and immediately following the Special Meeting, the Company filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware to effect a 20-to-1 reverse stock split of the Common Stock effective as of 5:00 p.m. (EDT) on April 8, 2015. As a result of the Reverse Stock split, every twenty shares of the Company’s Common Stock will be automatically combined into one issued and outstanding share of the Company’s Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

Commencing on April 9, 2015, trading of the Company’s Common Stock will continue on the NASDAQ Capital Market on a reverse stock split-adjusted basis. The Company’s trading symbol will remain “NSPH.” The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 63009F204.

A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 7, 2015, the Company held its Special Meeting of stockholders. The final results for each of the matters submitted to the stockholders at the Special Meeting are as follows:

Proposal 1. to consider and vote upon a proposal to change the capital structure of the Company by increasing the number of authorized shares of common stock from 150,000,000 to 250,000,000:

For	Against	Abstain
38,687,484	40,789,717	1,347,913

Proposal 2. to authorize the Board of Directors to amend the Certificate of Incorporation of the Company to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock (the “Reverse Stock Split”) by a ratio in the range of 15-to-1 to 25-to-1, with the Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range, as determined by the Board of Directors in its discretion; provided that the Reverse Stock Split must be effected, if at all, no later than September 14, 2015:

For	Against	Abstain
66,204,552	13,956,612	663,950

Item 8.01 Other Events.

On April 7, 2015, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Nanosphere, Inc.

99.1	Press release of Nanosphere, Inc. dated April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

(Registrant)

By:	/s/ Michael K. McGarrity
Michael J. McGarrity
President and Chief Executive Officer

Date: April 7, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Nanosphere, Inc.

99.1	Press release of Nanosphere, Inc. dated April 7, 2015.